     As filed with the Securities and Exchange Commission on August 27, 2001

                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               ARTISTDIRECT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                 95-4760230
    (State or Other Jurisdiction            (IRS Employer Identification No.)
  of Incorporation or Organization)


                       5670 WILSHIRE BOULEVARD, SUITE 200
                              LOS ANGELES, CA 90036
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                         NON-PLAN EMPLOYEE STOCK OPTIONS
                            (Full Title of the Plan)

                                   ----------

                                JAMES B. CARROLL
                             CHIEF FINANCIAL OFFICER
                               ARTISTDIRECT, INC.
                       5670 WILSHIRE BOULEVARD, SUITE 200
                              LOS ANGELES, CA 90036
                     (Name and Address of Agent For Service)
                                 (323) 634-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                 Proposed       Proposed
          Title Of                                               Maximum         Maximum
         Securities                          Amount              Offering       Aggregate        Amount Of
           To Be                              To Be               Price         Offering        Registration
         Registered                       Registered(1)        Per Share(2)     Price(2)            Fee
         ----------                       -------------        ------------     ----------      ------------

Common Stock, $0.01 par value,
 issuable pursuant to non-plan           444,480 shares(3)       $7.50(3)       $3,333,600         $834
 Employee Stock Option Agreements
============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Non-Plan Stock Option Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price specified for these stock options.

(3) All share numbers and exercise prices have been adjusted to reflect a 1-for-10 reverse split of the Registrant's Common Stock in July 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     ARTISTdirect, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001, and further amended on Form 10-K/A filed with the Commission on April 30, 2001;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the Commission on August 14, 2001;

     (c) The Registrant's Definitive Proxy Statement filed with the Commission on June 11, 2001, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed with the Commission on May 15, 2001; and

     (e) The Registrant's Registration Statement No. 000-30063 on Form 8-A12G filed with the Commission on March 22, 2000, pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Registrant's Amended & Restated Bylaws provides that the Registrant may indemnify its officers and Directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145. The Registrant carries directors' and officers' liability insurance covering its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

Exhibit Number      Exhibit
--------------      -------

     4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-30063 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e) to this Registration Statement.

     4.1* Registration Rights Letter Agreement dated May 31, 2001 between the Registrant and Frederick W. Field.

     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

    10.50 Employment Agreement dated May 31, 2001 by and between the Registrant and Frederick W. Field, together with the following exhibits thereto:
                    1. Option to Acquire 302,370** Shares of Common Stock
                    2. Option to Acquire 75,588** Shares of Common Stock
                    3. Option to Acquire 66,522** Shares of Common Stock

    23.1 Consent of KPMG LLP, independent auditors, with respect to the Registrant and its subsidiaries.

Exhibit Number      Exhibit
--------------      -------

    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

    24 Power of Attorney. Reference is made to the Signatures Pages of this Registration Statement.

----------
* Incorporated by reference to Exhibit 3 filed with the Commission in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.

** All share numbers have been adjusted to reflect a 1-for-10 reverse split of the Registrant's Common Stock in July 2001.

ITEM 9. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Non-Plan Employee Stock Option Agreements with Frederick W. Field.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 hereof, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 27th day of August, 2001.

                                                  ARTISTDIRECT, INC.


                                                  By /s/ FREDERICK W. FIELD
                                                     ---------------------------
                                                         Frederick W. Field
                                                         Chief Executive Officer
                                                         and Chairman of the
                                                         Board of Directors


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of ARTISTdirect, Inc., a Delaware corporation, do hereby constitute and appoint Frederick W. Field and James B. Carroll, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                           Date
---------                                        -----                                           ----

/s/ FREDERICK W. FIELD                           Chief Executive Officer and                August 27, 2001
------------------------------------             Chairman of the Board of Directors
Frederick W. Field                               (Principal Executive Officer)



/s/ MARC P. GEIGER                               President, ARTISTdirect Artist             August 27, 2001
------------------------------------             Services, and Vice-Chairman
Marc P. Geiger                                   of the Board of Directors

Signature                                        Title                                           Date
---------                                        -----                                           ----

/s/ DONALD P. MULLER                             President, ARTISTdirect Agency,            August 27, 2001
------------------------------------             and Director
Donald P. Muller



/s/ KEITH K. YOKOMOTO                            Chief Operating Officer and Director       August 27, 2001
------------------------------------
Keith K. Yokomoto



/s/ JAMES B. CARROLL                             Executive Vice President and               August 27, 2001
------------------------------------             Chief Financial Officer (Principal
James B. Carroll                                 Financial and Accounting Officer)



/s/ ALLEN D. LENARD                              Director                                   August 27, 2001
------------------------------------
Allen D. Lenard



/s/ CLIFFORD H. FRIEDMAN                         Director                                   August 27, 2001
------------------------------------
Clifford H. Friedman



/s/ STEPHEN M. KRUPA                             Director                                   August 27, 2001
------------------------------------
Stephen M. Krupa



/s/ BENJAMIN MOODY                               Director                                   August 27, 2001
------------------------------------
Benjamin Moody



/s/ DARA KHOSROWSHAHI                            Director                                   August 27, 2001
------------------------------------
Dara Khosrowshahi

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               ARTISTDIRECT, INC.

                                  EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------

     4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-30063 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e) to this Registration Statement.

     4.1* Registration Rights Letter Agreement dated May 31, 2001 between the Registrant and Frederick W. Field.

     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

    10.50 Employment Agreement dated May 31, 2001 by and between the Registrant and Frederick W. Field, together with the following exhibits thereto:
                    1. Option to Acquire 302,370** Shares of Common Stock
                    2. Option to Acquire 75,588** Shares of Common Stock
                    3. Option to Acquire 66,522** Shares of Common Stock

    23.1 Consent of KPMG LLP, independent auditors, with respect to the Registrant and its subsidiaries.

    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

    24 Power of Attorney. Reference is made to the Signatures Pages of this Registration Statement.

----------
* Incorporated by reference to Exhibit 3 filed with the Commission in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.

** All share numbers have been adjusted to reflect a 1-for-10 reverse split of the Registrant's Common Stock in July 2001.